UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2015

Portlogic Systems Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-151434	20-2000407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Toronto Street, Suite 422, Toronto, Ontario, Canada		M5C 2B5
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code        (647) 847-8350

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On March 16, 2015, we effected a 1-for-750 reverse stock split of our common stock by filing a certificate of change with the Secretary of State of the State of Nevada. The number of our authorized shares will remain unchanged at 225,000,000 common shares, par value $0.001 per share, after the reverse stock split. The number of our authorized preferred stock remains unchanged at 1,000,000 shares, par value $0.001 per share. The certificate of change is attached to this Current Report on Form 8-K as Exhibit 3.1, and its terms are incorporated herein by reference.

The reverse stock split became effective with the Financial Industry Regulatory Authority, or FINRA, and in the marketplace at the open of business on March 16, 2015, whereupon our shares of common stock began trading on a split-adjusted basis. On March 16, 2015, our trading symbol changed to “PGSYD” for a period of 20 business days, after which the “D” will be removed from our trading symbol, and our trading symbol will revert to the original symbol of “PGSY.”

Stockholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the reverse stock split will automatically be reflected in their brokerage accounts. Stockholders holding paper certificates may, but are not required to, send the certificates to our transfer agent, Pacific Stock Transfer Company, which will issue a new share certificate reflecting the terms of the reverse stock split to each requesting stockholder.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Certificate of Change pursuant to Nevada Revised Statutes Section 78.209, as filed by Portlogic Systems Inc. with the Secretary of State of the State of Nevada on March 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portlogic Systems Inc.
(Registrant)

Date: March 18, 2015

/s/ Jueane Thiessen
(Signature)

Name: Jueane Thiessen
Title: Chief Executive Officer